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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-87999 and Form S-8, Nos. 333-40633, 333-40631, and 333-77573)
pertaining to Ameritrade Holding Corporation of our report dated February 4, 2000 (except for Note 7, as to which the date is March 8, 2000), with respect to the consolidated financial statements of Pace Financial Network LLC included in the Amendment to the Current Report on Form 8-K/A of Ameritrade Holding Corporation.


                                        /s/ Ernst & Young LLP



McLean, Virginia
September 20, 2000